Exhibit 32.1

Certification of Chief Executive Officer Required by Rule 13a-4(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, John J. Ferguson, the President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief executive officer of IMC Phosphates Company, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2003 of IMC Phosphates Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Phosphates Company.

            John J. Ferguson
 John J. Ferguson

August 13, 2003

Return to IMC Phosphates Company Form 10-Q